Exhibit 10.11.2

_____ __, 2008

Chardan 2008 China Acqusition Corp.
Suite 18E, Tower A
Oriental Kenzo Plaza
48 Dongzhimenwai Street
Beijing, 100027
China

Brean Murray, Carret & Co.
570 Lexington Avenue
New York, New York 10022

Maxim Group LLC
405 Lexington Avenue, 2nd Floor
New York, New York 10174

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660

Re: Initial Public Offering

Gentlemen:

The undersigned, a shareholder of Chardan 2008 China Acquisition Corp. (the “Company”), in consideration of Brean Murray, Carret & Co., LLC, Maxim Group LLC and Roth Capital Partners, LLC, acting as representatives of the underwriters (the “Underwriters”), entering into an underwriting agreement, dated _____ __, 2008, to underwrite an initial public offering (“IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph X hereof):

I. Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (i) waives any and all right, title, interest or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company; (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company; and (iii) agrees that the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

II. Other than a monthly fee of $7,500 for certain office space and general and administrative services to be paid to Chardan Capital, LLC, neither the undersigned nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, and no such person will accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that the undersigned shall be entitled to reimbursement from the Company for out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

III. The undersigned acknowledges and agrees that the Company will not consummate a Business Combination with a company affiliated with any of the Insiders or their respective affiliates unless the Company obtains an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, that such a Business Combination is fair to the Company’s shareholders from a financial point of view.

IV. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate originates a Business Combination.

1. The undersigned represents and warrants that:

a. the undersigned is not subject to or a respondent in any legal action for any injunction relating to, or any cease and desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

b. no petition under the federal or foreign bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;

c. the undersigned has never been convicted of or plead guilty to any crime (i) involving any fraud, or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and has not plead guilty to or been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

d. the undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission or similar foreign authority, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; or

ii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of foreign, federal or state securities laws or federal or foreign commodities laws.

V. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

VI. The undersigned acknowledges and understands that Underwriters and the Company will rely upon this letter agreement and the representations and warranties set forth herein in proceeding with the IPO.

VII. In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all Insider Shares in accordance with the majority of the votes cast by the holders of the IPO Shares, and all Ordinary Shares acquired in or following the IPO, if any, in favor of a Business Combination.

VIII. The undersigned will escrow his Insider Shares for the period commencing on the effective date of the prospectus relating to the IPO (the “Effective Date”) and ending on the earlier of (i) one year after the consummation of a Business Combination, or (ii) 30 months from the Effective Date (or 36 months if the period to consummate a Business Combination is extended by the Company’s shareholders), subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

IX. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive; (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum; and (iii) irrevocably agrees to appoint Richardson & Patel LLP (Attention: Jody R. Samuels) as agent for the service of process in the State of New York to receive, for the undersigned and on its behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Underwriters and appoint a substitute agent acceptable to each of the Company and the Underwriters within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

X. As used herein (i) a “Business Combination” shall mean the initial acquisition by the Company, by capital merger, share exchange, assets or share acquisition, exchangeable share transaction, contractual control arrangement or any other similar business combination, of a business or businesses having its primary operations in the People’s Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but not Taiwan; (ii) “Ordinary Share” shall mean the ordinary shares, par value $0.0001 per share, of the Company; (iii) “Immediate Family” shall mean, with respect to any person, such person’s spouse, children, parents and siblings (including any such relative by adoption or marriage); (iv) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (v) “Insider Shares” shall mean all of Ordinary Shares owned by an Insider prior to the IPO; (vi) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; and (vii) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO Shares, as described in greater detail in the prospectus relating to the IPO.

This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Jonas Grossman